Exhibit 10.6

INDEMNITY AGREEMENT

This Indemnity Agreement (this “Agreement”), is entered into on [*], 2019 by and between Bioceres Crop Solutions Corp., an exempted Company incorporated under the laws of the Cayman Islands with registered office located at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (the “Company”), and [*] (the “Indemnitee”).

WHEREAS, the Indemnitee is a director of the Company; and

WHEREAS, in recognition of the need to provide Indemnitee with substantial protection against personal liability, in order to procure Indemnitee’s service as a director of the Company and to enhance Indemnitee’s ability to serve the Company in an effective manner, and in order to provide such protection pursuant to express contract rights (intended to be enforceable irrespective of, among other things, any amendment to the Company’s amended and restated memorandum and articles of association (as amended from time to time) (the “Constituent Documents”), any change in the composition of the board of directors of the Company (the “Board”) or any change in control or business combination transaction relating to the Company), the Company desires to provide with this Agreement the indemnification of, and the advancement of Expenses (as defined herein) to, Indemnitee as set forth in this Agreement and for the coverage of Indemnitee under the D&O Insurance Policy (as defined herein).

NOW, THEREFORE, the Company and the Indemnitee agree as follows:

1. DEFINITIONS

The following terms as used herein shall have respectively the following meanings:

“Claim” means:

(i)	any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, arbitrative, investigative or other, and whether made pursuant to federal, state or other law; or

(ii)	any inquiry, hearing or investigation that the Indemnitee determines might lead to the institution of any such action, suit, proceeding or alternative dispute resolution mechanism.

“D&O Insurance Policy” means a director’s liability insurance issued or to be issued by one or more insurers and any replacement or substitute policies issued by one or more reputable insurers providing in all respects coverage at least comparable to and in the same amount as that policy or policies to be replaced and that have been deemed acceptable by the Indemnitee.

“Excluded Claim” means any Claim:

(i)	resulting primarily from the Indemnitee's actual fraud, dishonesty, actual fraudulent conduct or gross negligence; or

(ii)	whose payment by the Company under this Agreement is not permitted by applicable law.

“Expenses” means all attorneys’ fees and all other costs, charges, travel costs, expert fees, transcription costs, filing fees, court costs, witness fees, telephone charges, postage, courier fees, disbursements, expenses and liabilities of any kind paid or incurred by the Indemnitee in connection with either the investigation, defense, or being a witness or participation (including appeals), or the preparation for a defense, acting as a witness or participating in any Claim related to any Indemnifiable Event.

“Expense Advance” means any payment of Expenses advanced to Indemnitee by the Company pursuant to Section 4 or Section 5 hereof.

"gross negligence" shall be construed in accordance with the laws of the State of Delaware.

“Indemnifiable Event” means any event or occurrence that takes place either before or after the execution of this Agreement, and is related to (in full or in part) the fact that the Indemnitee is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee, member, manager, trustee or agent of another corporation, limited liability company partnership, joint venture, trust or other entity or enterprise (collectively with the Company, “Enterprise”) or by reason of anything done or not done by the Indemnitee in any such capacity, including, but not limited to neglect, breach of duty, error, misstatement, misleading statement or omission.

“Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently performs, nor in the past five years has performed, services for either: (i) the Company or Indemnitee (other than in connection with matters concerning Indemnitee under this Agreement or of other indemnitees under similar agreements) or (ii) any other party to the Claim giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

“Losses” means any and all Expenses, damages, losses, liabilities, judgments, fines, penalties (whether civil, criminal or other), excise taxes under the Employee Retirement Income Security Act of 1974, as amended from time to time, amounts paid or payable in settlement, including any interest, assessments, and all other charges paid or payable in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness or participate in, any Claim.

“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity and includes the meaning set forth in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended.

2. Services to the Company

Indemnitee agrees to serve as a director or officer of the Company for so long as Indemnitee is duly appointed or until Indemnitee tenders his/her resignation or is no longer serving in such capacity. This Agreement shall not be deemed an employment agreement between the Company (or any of its subsidiaries) and Indemnitee. Indemnitee specifically acknowledges that his/her service to the Company is at will and the Indemnitee may be discharged at any time for any reason, with or without cause, except as may be otherwise provided in any written employment agreement between Indemnitee and the Company, other applicable formal severance policies duly adopted by the Board or, with respect to service as a director or officer of the Company, by the Company’s Constituent Documents or the laws of the Cayman Islands. This Agreement shall continue in force after Indemnitee has ceased to serve as a director or officer of the Company or, at the request of the Company, of any of its subsidiaries or Enterprise, as provided in Section 12 hereof.

3. Indemnification

Subject to Section 9 and Section 10 of this Agreement and to applicable law, the Company shall indemnify Indemnitee, to the fullest extent permitted by the laws of the Cayman Islands in effect on the date hereof, or as such laws may from time to time hereafter be amended to increase the scope of such permitted indemnification, against any and all Losses if Indemnitee was or is or becomes a party to or participant in, or is threatened to be made a party to or participant in, any Claim by reason of or arising in part out of an Indemnifiable Event, including, without limitation, Claims brought by or in the right of the Company, Claims brought by third parties, and Claims in which the Indemnitee is solely a witness.

4. Advancement of Expenses

Indemnitee shall have the right to advancement by the Company, prior to the final disposition of any Claim by final adjudication to which there are no further rights of appeal, of any and all Expenses actually and reasonably paid or incurred by Indemnitee in connection with any Claim arising out of an Indemnifiable Event. Indemnitee’s right to such advancement is not subject to the satisfaction of any standard of conduct. Without limiting the generality or effect of the foregoing, within fifteen (15) days after any request by Indemnitee, the Company shall, in accordance with such request, (a) pay such Expenses on behalf of Indemnitee, (b) advance to Indemnitee funds in an amount sufficient to pay such Expenses, or (c) reimburse Indemnitee for such Expenses. In connection with any request for Expense Advances, Indemnitee shall not be required to provide any documentation or information to the extent that the provision thereof would undermine or otherwise jeopardize attorney-client privilege. Execution and delivery to the Company of this Agreement by Indemnitee constitutes an undertaking by the Indemnitee to repay any amounts paid, advanced or reimbursed by the Company pursuant to this Section 4 in respect of Expenses relating to, arising out of or resulting from any Claim in respect of which it shall be determined, pursuant to Section 9, following the final disposition of such Claim, that Indemnitee is not entitled to indemnification hereunder. No other form of undertaking shall be required other than the execution of this Agreement. Indemnitee’s obligation to reimburse the Company for Expense Advances shall be unsecured and no interest shall be charged thereon.

5. Indemnification for Expenses in Enforcing Rights

To the fullest extent allowable under applicable law, the Company shall also indemnify against, and, if requested by Indemnitee, shall advance to Indemnitee subject to and in accordance with Section 4, any Expenses actually and reasonably paid or incurred by Indemnitee in connection with any action or proceeding by Indemnitee for (a) indemnification or reimbursement or advance payment of Expenses by the Company under any provision of this Agreement, or under any other agreement or provision of the Constituent Documents now or hereafter in effect relating to Claims relating to Indemnifiable Events, and/or (b) recovery under any directors’ and officers’ liability insurance policies maintained by the Company. However, in the event that Indemnitee is ultimately determined not to be entitled to such indemnification or insurance recovery, as the case may be, then all amounts advanced under this Section 5 shall be repaid. Indemnitee shall be required to reimburse the Company in the event that a final judicial determination is made that such action brought by Indemnitee was frivolous or not made in good faith.

6. Partial Indemnity

If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for a portion of any Losses in respect of a Claim related to an Indemnifiable Event but not for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

7. Notification and Defense of Claims

(a) The Indemnitee shall notify the Company in writing no later than ten (10) business days after receiving a notice regarding the commencement of a Claim against him or her as a consequence of an Indemnifiable Event (“Notice Period”). Failure to notify the Company within the Notice Period shall not relieve the Company from any liability that it may have to the Indemnitee by virtue of this Agreement; however, such failure will entitle the Company to take independent action against the Indemnitee for damages resulting from the lack of notice within the Notice Period. If, at the time of receipt of such notice, the Company has any D&O Insurance Policies in effect, the Company shall give prompt notice to its insurers of the Claim relating to the notice. The Company, shall, thereafter, take all necessary or appropriate actions on behalf of the Indemnitee to make such insurers pay for all Expenses, losses, damages, judgements, fines, penalties and amounts paid or payable in respect to such Claim against the Indemnitee following an Indemnifiable Event in accordance with the terms of such policies.

(b) Once the Company is notified of the commencement of a Claim originating against the Indemnitee following an Indemnifiable Event, the Company shall be entitled to participate in the defense of any such Claim at its own expense and, except as otherwise provided below, to the extent the Company so wishes, it may assume the defense thereof with counsel chosen in its sole discretion; stipulating however, that the Indemnitee shall have the right to employ his/her own counsel in such Claim, but the fees and expenses of any such counsel of the Indemnitee incurred after notice from the Company of its assumption of the defense shall be at the expense of the Indemnitee; and stipulating further, that counsel’s fees and expenses will be reimbursed by the Company to the extent that (i) the employment of counsel by Indemnitee has been previously authorized by the Company, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such action or (iii) the Company shall not in fact have employed counsel to assume the defense of such action.

(c) The Indemnitee shall reimburse the Company for all Expenses paid by the Company in relation to any Claim against the Indemnitee as a consequence of an Indemnifiable Event following an Indemnifiable Event in the event that a competent court had issued a final ruling that cannot be appealed and which provides that the Indemnitee shall not be entitled to be indemnified by the Company in respect of such Expenses because (i) the Claim is an Excluded Claim, or (ii) the Indemnitee is not entitled to payment under this Agreement.

8. Procedure upon Application for Indemnification

In order to obtain indemnification pursuant to this Agreement, Indemnitee shall submit to the Company a written request therefor, including in such request such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification following the final disposition of the Claim, provided that documentation and information need not be so provided to the extent that the provision thereof would undermine or otherwise jeopardize attorney-client privilege. Indemnification shall be made insofar as the Company determines Indemnitee is entitled to indemnification in accordance with Section 9 below.

9. Determination of Right to Indemnification

(a) Mandatory Indemnification; Indemnification as a Witness.

(i)	To the extent that Indemnitee shall have been successful on the merits or otherwise in defense of any Claim relating to an Indemnifiable Event or any portion thereof or in defense of any issue or matter therein, including without limitation dismissal without prejudice, Indemnitee shall be indemnified against all Losses relating to such Claim in accordance with Section 3 to the fullest extent allowable by law.

(ii)	To the extent that Indemnitee’s involvement in a Claim relating to an Indemnifiable Event is to prepare to serve and serve as a witness, and not as a party, the Indemnitee shall be indemnified against all Losses incurred in connection therewith to the fullest extent allowable by law.

(b) Standard of Conduct. To the extent that the provisions of Section 9(a) are inapplicable to a Claim related to an Indemnifiable Event that shall have been finally disposed of, any determination of whether Indemnitee has satisfied any applicable standard of conduct under the laws of the Cayman Islands that is a legally required condition to indemnification of Indemnitee hereunder against Losses relating to such Claim and any determination that Expense Advances must be repaid to the Company (a “Standard of Conduct Determination”) shall be made (A) by a majority vote of disinterested directors, even if less than a quorum of the Board, (B) by a committee of disinterested directors designated by a majority vote of disinterested directors, even though less than a quorum or (C) if there are no disinterested directors, by Independent Counsel in a written opinion addressed to the Board, a copy of which shall be delivered to Indemnitee. The Company shall indemnify and hold harmless Indemnitee against and, if requested by Indemnitee, shall reimburse Indemnitee for, or advance to Indemnitee, within fifteen (15) days of such request, any and all Expenses incurred by Indemnitee in cooperating with the person or persons making such Standard of Conduct Determination.

(c) Making the Standard of Conduct Determination. The Company shall use its reasonable best efforts to cause any Standard of Conduct Determination required under Section 9(b) to be made as promptly as practicable. If the person or persons designated to make the Standard of Conduct Determination under Section 9(b) shall not have made a determination within thirty (30) days after the later of (A) receipt by the Company of a written request from Indemnitee for indemnification pursuant to Section 8 (the date of such receipt being the “Notification Date”) and (B) the selection of an Independent Counsel, if such determination is to be made by Independent Counsel, then Indemnitee shall be deemed to have satisfied the applicable standard of conduct; provided that such thirty-day period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person or persons making such determination in good faith requires such additional time to obtain or evaluate information relating thereto. Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement of Indemnitee to indemnification under this Agreement shall be required to be made prior to the final disposition of any Claim.

(d) Payment of Indemnification. If, in regard to any Losses:

(i)	Indemnitee shall be entitled to indemnification pursuant to Section 9(a);

(ii)	no Standard of Conduct Determination is legally required as a condition to indemnification of Indemnitee hereunder; or

(iii)	Indemnitee has been determined or deemed pursuant to Section 9(b) or Section 9(c) to have satisfied the Standard of Conduct Determination,

then the Company shall pay to Indemnitee, within five (5) days after the later of (A) the Notification Date or (B) the earliest date on which the applicable criterion specified in clause (i), (ii) or (iii) is satisfied, an amount equal to such Losses.

(e) Selection of Independent Counsel for Standard of Conduct Determination. If a Standard of Conduct Determination is to be made by Independent Counsel pursuant to Section 9.1(b), the Independent Counsel shall be selected by Indemnitee, and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either case, Indemnitee or the Company, as applicable, may, within five days after receiving written notice of selection from the other, deliver to the other a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not satisfy the criteria set forth in the definition of “Independent Counsel” in Section 1, and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person or firm so selected shall act as Independent Counsel. If such written objection is properly and timely made and substantiated, (i) the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit; and (ii) the non-objecting party may, at its option, select an alternative Independent Counsel and give written notice to the other party advising such other party of the identity of the alternative Independent Counsel so selected, in which case the provisions of the two immediately preceding sentences, the introductory clause of this sentence and numbered clause (i) of this sentence shall apply to such subsequent selection and notice. If applicable, the provisions of clause (ii) of the immediately preceding sentence shall apply to successive alternative selections. If no Independent Counsel that is permitted under the foregoing provisions of this Section 9(e) to make the Standard of Conduct Determination shall have been selected within 20 days after the Company gives its initial notice pursuant to the first sentence of this Section 9(e) or Indemnitee gives its initial notice pursuant to the second sentence of this Section 9(e), as the case may be, either the Company or Indemnitee may petition the relevant court in the Cayman Islands (“Cayman Court”) to resolve any objection which shall have been made by the Company or Indemnitee to the other’s selection of Independent Counsel and/or to appoint as Independent Counsel a person to be selected by the Court or such other person as the Court shall designate, and the person or firm with respect to whom all objections are so resolved or the person or firm so appointed will act as Independent Counsel. In all events, the Company shall pay all of the reasonable fees and expenses of the Independent Counsel incurred in connection with the Independent Counsel’s determination pursuant to Section 9(b).

(f) Presumptions and Defenses.

(i) Indemnitee’s Entitlement to Indemnification. In making any Standard of Conduct Determination, the person or persons making such determination shall presume that Indemnitee has satisfied the applicable standard of conduct and is entitled to indemnification, and the Company shall have the burden of proof to overcome that presumption and establish that Indemnitee is not so entitled. Any Standard of Conduct Determination that is adverse to Indemnitee may be challenged by the Indemnitee in the Cayman Court. No determination by the Company (including by its directors or any Independent Counsel) that Indemnitee has not satisfied any applicable standard of conduct may be used as a defense to any legal proceedings brought by Indemnitee to secure indemnification or reimbursement or advance payment of Expenses by the Company hereunder or create a presumption that Indemnitee has not met any applicable standard of conduct.

(ii) Reliance as a Safe Harbor. For purposes of this Agreement, and without creating any presumption as to a lack of good faith if the following circumstances do not exist, Indemnitee shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company if Indemnitee’s actions or omissions to act are taken in good faith reliance upon the records of the Company, including its financial statements, or upon information, opinions, reports or statements furnished to Indemnitee by the officers or employees of the Company or any of its subsidiaries in the course of their duties, or by committees of the Board or by any other Person (including legal counsel, accountants and financial advisors) as to matters Indemnitee reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company. In addition, the knowledge and/or actions, or failures to act, of any director, officer, agent or employee of the Company shall not be imputed to Indemnitee for purposes of determining the right to indemnity hereunder.

(iii) No Other Presumptions. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, will not create a presumption that Indemnitee did not meet any applicable standard of conduct or have any particular belief, or that indemnification hereunder is otherwise not permitted.

(iv) Defense to Indemnification and Burden of Proof. It shall be a defense to any action brought by Indemnitee against the Company to enforce this Agreement (other than an action brought to enforce a claim for Losses incurred in defending against a Claim related to an Indemnifiable Event in advance of its final disposition) that it is not permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed. In connection with any such action or any related Standard of Conduct Determination, the burden of proving such a defense or that the Indemnitee did not satisfy the applicable standard of conduct shall be on the Company.

10. Exclusions

Notwithstanding anything in this Agreement to the contrary, the Company shall not be obligated to:

(a) indemnify or advance funds to Indemnitee for Expenses or Losses with respect to proceedings initiated by Indemnitee, including any proceedings against the Company or its directors, officers, employees or other indemnitees and not by way of defense, except:

(i) proceedings referenced in Section 5 above (unless a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such proceeding was not made in good faith or was frivolous); or

(ii) where the Company has joined in or the Board has consented to the initiation of such proceedings;

(b) indemnify Indemnitee if a final decision by a court of competent jurisdiction determines that such indemnification is prohibited by applicable law;

(c) indemnify Indemnitee for the disgorgement of profits arising from the purchase or sale by Indemnitee of securities of the Company in violation of Section 16(b) of the Exchange Act, or any similar successor statute;

(d) indemnify or advance funds to Indemnitee for Indemnitee’s reimbursement to the Company of any bonus or other incentive-based or equity-based compensation previously received by Indemnitee or payment of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements under Section 304 of the Sarbanes-Oxley Act of 2002 in connection with an accounting restatement of the Company or the payment to the Company of profits arising from the purchase or sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act); or

(e) indemnify Indemnitee if the Claim is an Excluded Claim.

11. Settlement of Claims

(a) The Company shall not be liable to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any Claims against the Indemnitee as a consequence of an Indemnifiable Event effected without the Company’s prior written consent.

(b) The Company shall not settle any Claims against the Indemnitee as a consequence of an Indemnifiable Event that may, in any way, impose a fine or other obligation to the Indemnitee without the written consent of Indemnitee.

(c) Neither the Company nor the Indemnitee will unreasonably withhold its consent to any proposed settlement.

12. Duration

All agreements and obligations of the Company contained herein shall continue during the period that Indemnitee is a director or officer of the Company (or is serving at the request of the Company as a director, officer, employee, member, trustee or agent of another Enterprise) and shall continue thereafter (i) so long as Indemnitee may be subject to any possible Claim relating to an Indemnifiable Event (including any rights of appeal thereto) and (ii) throughout the pendency of any proceeding (including any rights of appeal thereto) commenced by Indemnitee to enforce or interpret his or her rights under this Agreement, even if, in either case, he or she may have ceased to serve in such capacity at the time of any such Claim or proceeding.

13. Non-Exclusivity

The rights of Indemnitee hereunder will be in addition to any other rights Indemnitee may have under the Constituent Documents, the laws of the Cayman Islands, any other contract or otherwise (collectively, “Other Indemnity Provisions”); provided, however, that (a) to the extent that Indemnitee otherwise would have any greater right to indemnification under any Other Indemnity Provision, Indemnitee will be deemed to have such greater right hereunder and (b) to the extent that any change is made to any Other Indemnity Provision which permits any greater right to indemnification than that provided under this Agreement as of the date hereof, Indemnitee will be deemed to have such greater right hereunder.

14. Purchase and Maintenance of Director and Officer Liability Insurance

(a) The Company agrees hereby to provide the Indemnitee with a complete and accurate description of the D&O Insurance Policy acquired by the Company, acknowledging that these policies remain in full force and effect until the Indemnitee is informed otherwise.

(b) The Indemnitee shall be named as an insured in any D&O Insurance Policy obtained by the Company, in a manner as to provide the Indemnitee the same rights and benefits as are provided to the most favorably insured of the Company's directors, if Indemnitee is a director, or of the Company's officers, if Indemnitee is an officer (and not a director) by such policy.

(c) The Indemnitee shall be covered by any such D&O Insurance Policy, in accordance with its terms, to the maximum extent of coverage available for any of the Company’s directors or officers and for the duration of Indemnitee’s service as a director or officer, as applicable, of the Company and thereafter for so long as Indemnitee shall be subject to any pending Claim relating to an Indemnifiable Event.

15. No Duplication of Payments

The Company shall not be liable under this Agreement to make any payment to Indemnitee in respect of any Losses to the extent Indemnitee has otherwise received payment under any insurance policy, the Constituent Documents, Other Indemnity Provisions or otherwise of the amounts otherwise indemnifiable by the Company hereunder.

16. Subrogation

In the event the Company makes a payment to Indemnitee under this Agreement, the Company shall surrogate the Indemnitee to the extent of such payment in all legal claims, demands or rights that the Indemnitee may have against third parties (excluding spouse, heirs and descendants of Indemnitee) responsible for the occurrence of the event giving rise to the Indemnifiable Event originating the obligations of the Company under this Agreement and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

17. Severability

If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever by a court the remaining provisions of the Agreement shall not in any way be affected or impaired thereby.

18. Jurisdiction

Any dispute, controversy or claim arising between the parties concerning this Agreement, its existence, validity, qualification, interpretation, scope, compliance or violation will be attempted to be resolved through negotiations in good faith to reach an agreement, for a period of ten (10) days.

If the resolution of such dispute is not possible, such dispute, controversy or claim shall be settled exclusively and definitively by the courts of the Cayman Islands.

19. Governing Law

This Agreement and any claim, controversy or dispute arising under or related in any way to this Agreement, the relationship of the parties, the transaction leading to this Agreement or contemplated hereby and/or the interpretation and/or enforcement of the respective rights and duties of the parties hereunder or related in any way to the foregoing other that the interpretation of "gross negligence" under the laws of the State of Delaware, shall be governed by and construed in accordance with the laws of the Cayman Islands, without giving effect to any choice of law or conflict of law provision or rule (whether of the Cayman Islands or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the Cayman Islands.

20. Successor and Assigns

This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company), assigns, spouses, heirs and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part of the business and/or assets of the Company, by written agreement in form and substances satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

21. Modification and Waiver

(a) No amendment, modification, supplement, termination or resolution of this Agreement shall be binding unless executed in writing by both of the parties hereto.

(b) No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) and such waiver shall not constitute a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

22. Notice

All notices under this Agreement shall be in writing and shall be deemed duly given if delivered by hand, against receipt, or mailed via postage prepaid, certified or registered mail, return receipt requested, and addressed to the Company at:

PO Box 309
Ugland House, Grand Cayman
KY1-11-4, Cayman Islands
Attention: Gloria Montaron Estrada
E-mail: gloria.montaron@bioceres.com.ar

with a copy to.

Ocampo 210bis, Predio CCT,
Rosario, 2000,
Santa Fe, Argentina
Attention: Gloria Montaron Estrada
E-mail: gloria.montaron@bioceres.com.ar

and to the Indemnitee at his/her address set forth on the signature page hereto unless the Company is notified of a change in address.

23. Headings

The headings of the sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation thereof.

24. Counterparts.

This Agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, and all the counterparts together shall constitute one and the same instrument.

25. Entire Agreement.

This Agreement, and the documents referred to in it, constitutes the entire agreement and understanding of the parties and supersedes any previous agreement between the parties relating to the subject matter of this Agreement.

25. Interpretation.

In this Agreement:

(a) words importing the singular number include the plural number and vice versa;

(b) words importing the masculine gender include the feminine gender;

(c) words importing persons include corporations as well as any other legal or natural person;

(d) "written" and "in writing" include all modes of representing or reproducing words in visible form, including in the form of an Electronic Record (as defined in the Electronic Transactions Law (2003 Revision) of the Cayman Islands);

(e) "shall" shall be construed as imperative and "may" shall be construed as permissive;

(f) references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced;

(g) any phrase introduced by the terms "including", "include", "in particular" or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

(h) the term "and/or" is used herein to mean both "and" as well as "or." The use of "and/or" in certain contexts in no respects qualifies or modifies the use of the terms "and" or "or" in others. The term "or" shall not be interpreted to be exclusive and the term "and" shall not be interpreted to require the conjunctive (in each case, unless the context otherwise requires);

(j) any requirements as to delivery under this Agreement include delivery in the form of an Electronic Record;

(k) any requirements as to execution or signature under this Agreement including the execution of this Agreement itself can be satisfied in the form of an electronic signature as defined in the Electronic Transactions Law (2003 Revision) of the Cayman Islands; and

(l) Sections 8 and 19(3) of the Electronic Transactions Law (2003 Revision) of the Cayman Islands shall not apply to this Agreement.

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[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Agreement has been executed by the parties on the date first set out above.

BIOCERES CROP SOLUTIONS CORP.

By:
Title:

[●] as INDEMNITEE

By:
Address: